Exhibit 99.1 Immediate Release Contact Patrick Nolan 248.754.0884 BORGWARNER DECLARES QUARTERLY DIVIDEND Auburn Hills, Michigan, May 1, 2025 – On April 30, 2025, the Board of Directors of BorgWarner Inc. (NYSE: BWA) declared a quarterly cash dividend of $0.11 per share of common stock. The dividend is payable on June 16, 2025, to stockholders of record on June 2, 2025. For more than 130 years, BorgWarner Inc. (NYSE: BWA) has been a transformative global product leader bringing successful mobility innovation to market. Today, we're accelerating the world's transition to eMobility -- to help build a cleaner, healthier, safer future for all. # # #